Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

Bongiovanni & Associates, P.A.
17111 Kenton Drive, Suite 100B
Cornelius, North Carolina 28031

November 7, 2005

Board of Directors
Dark Dynamite, Inc.
63 West 100 South, 2nd Floor Studio,
Salt Lake City, Utah 84101

Re: Form S-8 Registration Statement; Consent of Auditors

Dear Members of the Board:

We have issued our report dated May 16, 2005, accompanying the financial statements of Dark Dynamite, Inc., which is incorporated by reference in this Form S-8 registration statement. We consent to the incorporation by reference in the registration statement of the aforementioned report, and the use of our name under the heading “Experts.”

Sincerely,

/s/ Bongiovanni & Associates, P.A.
Bongiovanni & Associates, P.A.

Certified Public Accountants